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                                                                   EXHIBIT 10.16














                          SEQUOIA SOFTWARE CORPORATION

                    CONVERTIBLE PREFERRED STOCK AND WARRANTS

                               PURCHASE AGREEMENT

                                NOVEMBER 23, 1999


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                               PURCHASE AGREEMENT

         This Purchase Agreement ("Agreement") is made as of this 23rd day of November, 1999 by and among SEQUOIA SOFTWARE CORPORATION, a Maryland corporation (the "Company"), and the investors listed on Schedule 1 hereto (individually an "Investor" and collectively the "Investors").

         In consideration of the premises, mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, THE PARTIES HERETO HEREBY AGREE AS
FOLLOWS:

         1.       Purchase and Sale of Convertible Preferred Stock and
Warrants.

                  1.1 Sale and Issuance of Convertible Preferred Stock and Warrants. (a) Subject to the terms and conditions of this Agreement, each Investor, severally and not jointly, agrees to purchase at the Closing (as hereinafter defined), and the Company agrees to sell and issue to each Investor, severally and not jointly, the following:

                     (i) as to Baker Communications Fund, L.P., a Delaware
             limited partnership ("Baker"), (x) 14,585,197 shares of Series C Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Series C Stock"), containing the terms set forth in the certificate of incorporation of the Company as amended and restated in the form of Exhibit A hereto (the "Certificate"), at a price of $1.02844 per share and (y) a warrant, substantially in the form attached hereto as Exhibit B (a "Warrant"), entitling the holder thereof to purchase 5,112,929 shares of Series D Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Series D Stock"), containing the terms set forth in the Certificate at an initial exercise price of $1.1246 per share, at a price of $5,750.00 for the Warrant, for an aggregate purchase price for such Series C Stock and the Warrant of $15,005,750.00; and

                      (ii) as to divine interVentures, inc., a Delaware
             corporation, (x) 4,861,732 shares of Series C Stock, at a price of $1.02844 per share and (y) a Warrant to purchase 1,704,310 shares of Series D Stock, at a price of $1,916.67 for the Warrant, for an aggregate purchase price for such Series C Stock and the Warrant of $5,001,916.67; and

                      (iii) as to the other Investors listed on Schedule 1
             hereto, the number of shares of Series C Stock set forth opposite each such other Investor's name on Schedule 1 for the aggregate purchase price and form of consideration (which shall include all outstanding convertible notes issued to each such Investor by the Company, all accrued interest thereon and all warrants issued in connection therewith) set forth opposite each such other Investor's name on Schedule 1.


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                       (b)      After the Certificate has been amended and
             restated as contemplated hereby, the Common Stock, $0.001 par value per share, of the Company (the "Common Stock"), containing the terms set forth in the Certificate, issuable upon conversion of each of the Series C Stock and the Series D Stock issuable upon exercise of the Warrants, and the Series D Stock issuable upon exercise of the Warrants, is sometimes hereinafter referred to as the "Conversion Stock." The Series C Stock and the Warrants are sometimes hereinafter collectively referred to as the "Securities."

                  1.2 Closing. The purchase and sale of the Securities shall take place at the offices of Piper Marbury Rudnick & Wolfe LLP, 36 South Charles Street, Baltimore, Maryland 21201-3018, at 10:00 a.m., on November 23, 1999, or at such other time and place as the Company and the Investors purchasing a majority of the Securities mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to each Investor certificates representing the Series C Stock and, in the case of Baker and divine interVentures, inc., a Warrant representing the Warrants to be purchased by each of Baker and divine interVentures, inc., against delivery to the Company by such Investor of a wire transfer (or other consideration indicated on Schedule 1 hereto) in the amount of the aggregate purchase price therefor. Such certificates and Warrants shall be issued in the names and the amounts set forth on Schedule 1 hereto.

         2. Representations and Warranties of the Company. The Company hereby represents and warrants to, and agrees with, each of the Investors, except as set forth on the Schedule of Exceptions furnished to each of the Investors and attached hereto as Schedule 2, specifically identifying the relevant subsection hereof, as follows:

                  2.1 Organization, Good Standing and Qualification. Each of the Company, Radian Systems, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Radian") and Redwood Software Europe Limited d/b/a Sequoia Software Europe, an Ireland corporation and a wholly-owned subsidiary of the Company ("Ireland" and, together with Radian, the "Subsidiaries"; the Company and the Subsidiaries are sometimes hereinafter collectively referred to as the "Companies"), is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. Each of the Companies has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted. The Company has all requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby. Each of the Companies is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify could have a material adverse effect on its business, properties, operations, earnings, assets, liabilities, condition (financial or otherwise) or prospects (collectively, "Condition").

                  2.2 Capitalization. After giving effect to the transactions contemplated by this Agreement, and immediately after the Closing, the capital stock of the Company, as authorized by the Certificate, will consist of: (i) 75,714,665 shares of Common Stock, of which 15,845,864




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shares will be issued and outstanding, 43,805,567 will be reserved for issuance upon conversion of issued and outstanding shares of Series A Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Series A Stock"), containing the terms set forth in the Certificate, Series B Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Series B Stock"), containing the terms set forth in the Certificate and Series C Stock, 6,817,239 will be reserved for issuance upon conversion of the Series D Stock issuable upon exercise of the Warrants, and 8,156,789 shares are reserved for issuance to key employees, officers and directors under all of the Company's various stock option grants (the "Stock Option Grants"), of which no such shares are subject to currently outstanding incentive stock option grants, and all of such shares are subject to currently outstanding non-qualified stock option grants, and (ii) 50,622,929 shares of Preferred Stock, par value $0.001 per share, of the Company the (collectively, the "Preferred Stock"), of which 8,065,000 shares shall have been designated as Series A Stock, 8,064,877 shares of which will be issued and outstanding, 9,647,770 shares shall have been designated as Series B Stock, all of which will be issued and outstanding, 26,092,659 shares shall have been designated as Series C Stock, all of which will be issued and outstanding and 6,817,239 shares shall have been designated Series D Stock, none of which will be issued and outstanding. The rights, privileges and preferences of the Common Stock, Series A Stock, Series B Stock, Series C Stock and Series D Stock are as stated in the Certificate, a true and complete copy of which is attached hereto as Exhibit A. Except for the Warrants and the stock options specified above under the Stock Option Grants, and except for conversion rights of shares of Preferred Stock, as of the Closing, (i) the Company will not have outstanding any capital stock or other securities convertible into or exchangeable for any shares of its capital stock and, except for the preemptive rights contained in the Investor Rights Agreement in the form attached hereto as Exhibit C (the "Investor Rights Agreement"), (ii) except as contemplated herein, on the schedules hereto and in the Investment Documents, no person will have any right to subscribe for or to purchase (including conversion or preemptive rights), or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, any calls, commitments or other claims of any character relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock of the Company; (iii) except as contemplated herein, on the schedules hereto and in the Investment Documents, the Company will not have any capital stock, equity interests or other securities reserved for issuance for any purpose; or (iv) except as contemplated herein, on the schedules hereto and in the Investment Documents, the Company will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the preceding clause (i) (other than the mandatory redemption requirements in respect of the Preferred Stock as stated in the Certificate). All of the issued and outstanding shares of Common Stock, Series A Stock and Series B Stock have been duly and validly issued and are fully paid and nonassessable and all of the shares of Series C Stock and Conversion Stock, when issued as contemplated hereby, will be validly issued, fully paid and nonassessable. To the best knowledge of the Company after due inquiry, there are no agreements among the Company's stockholders with respect to the voting or transfer of the Company's capital stock, other than the agreements regarding voting contained in the Third Amended and Restated Stockholders Agreement in the form attached hereto as Exhibit D (the "Stockholders Agreement") and the agreements regarding transfer contained herein, in the Stockholders




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Agreement, the Investor Rights Agreement and in the Amended and Restated
Registration Rights Agreement in the form of Exhibit E attached hereto (the "Registration Rights Agreement"). Schedule 3 hereto includes a complete and correct list both as of immediately prior, and after giving effect, to the Closing, of the name of each of the Company's stockholders and the number of shares of each class of stock owned by such stockholder, and the name of each holder of an outstanding stock option, warrant and/or convertible security and the number of options, warrants and/or convertible securities to purchase or otherwise acquire stock owned by such holder and the exercise or conversion price, as applicable, at which such option, warrant or convertible security may be exercised or converted, as the case may be. All of the issued and outstanding shares of Common Stock, Preferred Stock and all other securities of the Company have been, and the Securities and Conversion Stock will be, offered, issued and sold by the Company in compliance with applicable Federal and state securities laws.

                  2.3 Authority; Execution and Delivery; Requisite Consents, Nonviolation. The Company has all requisite power and authority to execute, deliver and perform this Agreement, the Warrants, the Investor Rights
Agreement, the Stockholders Agreement, the Registration Rights Agreement and each other document or instrument executed by it, or any of its officers, in connection herewith or therewith or pursuant hereto or thereto (this Agreement, together with all of the foregoing documents and instruments, are sometimes collectively referred to herein as the "Investment Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Investment Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Company. This Agreement and each of the other Investment Documents that have been executed as of the date hereof is duly executed and delivered by the Company and the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity. Except as set forth in Part 2.3 of Schedule 2 hereto, the execution, delivery and performance of this Agreement and the other Investment Documents (including, without limitation, the Warrants, the Investor Rights Agreement, the Stockholders Agreement and the Registration Rights Agreement), the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the offer, sale and delivery by the Company of the Securities) will not (a) require the consent, license, permit, waiver, approval, authorization or other action of, by or with respect to, or registration, declaration or filing with, any court or governmental authority, department, commission, board, bureau, agency or instrumentality, domestic or foreign ("Governmental Authority") or any other individual, partnership, corporation, unincorporated organization or association, limited liability company, trust or other entity (collectively, a "Person") (other than the other parties to the Investment Documents whose consent has been obtained on or prior to the Closing); (b) violate or conflict with any provision of the Certificate, the By-Laws, as amended, of the Company as currently in effect, (the "By-Laws"), a true and complete copy of which are attached hereto as Exhibit F; or (c) constitute a default (with or without notice or lapse of time or both) under, violate or conflict with, or give rise to a right of termination, cancellation or acceleration or to a loss of a material




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benefit under any Law (as defined in Section 2.14 below), Contract (as defined in Section 2.8 below), rights relating to Intellectual Property (as defined in
Section 2.9 below), Permit (as defined in Section 2.14 below) or Order (as defined in Section 2.13 below) to which the Company is or hereafter may be a party or by which the Company or its properties are or hereafter may be bound.

                  2.4 Subsidiaries. Schedule 4 hereto correctly sets forth all of the subsidiaries of the Company, the place of incorporation of each such subsidiary and its authorized capitalization, its shares of capital stock outstanding, and the record and beneficial owner of those shares. Except for the Subsidiaries and as set forth in Part 2.4 of Schedule 2 hereto, the Company does not own or control, directly or indirectly, any partnership interests, stock or other equity interests in any partnership, corporation or other entity or any voting rights or right to control the policies and direction of any partnership, corporation or other entity. There are not outstanding (and neither the Company nor any Subsidiary has any plan to issue, grant or enter into) any options, warrants, rights (including conversion or preemptive rights), subscriptions or agreements for the purchase or acquisition from or by the Company or any Subsidiary of any shares of capital stock of any Subsidiary. There are no voting agreements, voting trust agreements, stockholder agreements or other similar agreements relating to the capital stock of any of the Subsidiaries.

                  2.5 The Company Financial Information. The Company has provided to each Investor its consolidated balance sheet as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended (the "Audited Financials"), as audited by Ernst & Young LLP. Attached hereto as Exhibit G is an unaudited consolidated balance sheet of the Company as of September 30, 1999, and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the nine-month period then ended (the "Unaudited Financials" and, together with the Audited Financials except that the unaudited Financials do not contain footnotes, the "Financial Statements"). The Financial Statements are complete and correct in all material respects; are in accordance with the books of account, ledgers and records of the Companies; have been prepared in conformity with generally accepted accounting principles applied, in the case of the Unaudited Financials, on a basis consistent with that of the Audited Financials, subject to normal year-end adjustments which are not, in the aggregate, material; and present fairly the consolidated financial position, results of operations and cash flows of the Companies as of the respective dates thereof. Except as reflected in the Audited Financials (including the footnotes thereto), none of the Companies has on the date hereof any obligation or liability, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business and consistent with past practice since
December 31, 1998, which liabilities are not, individually or in the aggregate, material to the Condition of the Companies, taken as a whole, (ii) obligations under Scheduled Contracts (as defined in Schedule 2.8 below) or Contracts of a type not required to be listed as Scheduled Contracts, and (iii) obligations and liabilities which, individually or in the aggregate, are not material to the Condition of the Companies, taken as a whole. Each of the Companies maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.



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                  2.6 Certain Changes or Events. Except as set forth in Part
2.6 of Schedule 2 hereto, since June 30, 1999, the business of each of the Companies has been operated only in the ordinary course, consistent with past practice, and in addition to, and not in limitation of the foregoing: (i) there has been no change in the Condition of any of the Companies, except for changes in the ordinary course of business consistent with past practice which have not been, in the aggregate, materially adverse to any such Company; (ii) there has been no change of Laws, no revocation or change in any Contract or Permit or right to do business, and no other event or occurrence of any character, whether or not insured against, which has resulted, or could reasonably be expected to result, in a material adverse change in the Condition of the Companies, taken as a whole; (iii) the Company has not authorized or made any distributions, or declared or paid any dividends, upon or with respect to any of its capital stock, or other equity interests, nor has the Company redeemed, purchased or otherwise acquired, or issued or sold, any of its capital stock or other equity interests; (iv) none of the Companies has entered into any material transaction, other than in the ordinary course of business and consistent with past practice; (v) none of the Companies has incurred any indebtedness for borrowed money or made any loans or advances to any Person;
(vi) there has been no waiver by any of the Companies of a material right or of a material debt owed to it; (vii) none of the Companies has failed to satisfy or discharge any Lien (as defined in Section 2.7 below), except in the ordinary course of business and which is not material to the Condition of any such Company (as such business is presently conducted and as it is proposed to be conducted consistent with the Business Plan (as such term is defined in Section
2.23 below)); (viii) there has been no material change in any compensation, arrangement or agreement with any employee, director, stockholder or Affiliate thereof (as defined below); and (ix) there has been no agreement or commitment by any of the Companies to do or perform any of the acts described in this
Section 2.6. "Affiliate" of a specified Person shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

                  2.7 Title to Assets. Except as set forth in Part 2.7 of
Schedule 2 hereto, each of the Companies has good and marketable title to all of its assets and properties, free and clear of any liens, pledges, security interests, claims, encumbrances or other restrictions of any kind (collectively, "Liens"), except for Liens which individually and in the aggregate are not material in amount, do not materially detract from the value of such assets and properties and do not impair the use of such assets and properties. With respect to any assets or properties it leases, each of the Companies holds a valid and subsisting leasehold interest therein, free and clear of any Liens, except for Liens which individually and in the aggregate are not material in amount, do not materially detract from the value of such assets and properties and do not impair the use of such assets and properties, is in compliance, in all material respects, with the terms of the applicable lease, and enjoys peaceful and undisturbed possession under such lease. All of the assets and properties of each of the Companies that are material to the conduct of business as presently conducted or as proposed to be conducted by each of such Companies are in good operating condition and repair, subject to ordinary wear and tear.

                  2.8 Contracts. None of the Companies is a party to, nor are any of the Companies or any of their respective assets or properties bound by, or subject to, any contracts,



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agreements, notes, instruments, franchises, leases, licenses, commitments, arrangements or understandings, written or oral (collectively, "Contracts") of the following types, except for those (the "Scheduled Contracts") listed in Part
2.8 of Schedule 2 hereto:

                           (a) any Contracts pursuant to which any of the Companies, or another party thereto, is obligated to pay in excess of fifty thousand dollars ($50,000);

                           (b) any Contracts pursuant to which any of the Companies acquired the right to use any Intellectual Property or information that is material to or necessary in the business of such Company other than software that is generally commercially available, or pursuant to which any of the Companies has granted to others the right to use, or which otherwise relates to, its Intellectual Property;

                           (c) any Contracts (other than advances of expenses to employees in the ordinary course of business) involving loans, loan agreements, debt securities, mortgages, deeds of trust, security agreements, suretyships or guarantees;

                           (d) any Contracts between any of the Companies, on the one hand, and (i) any of their respective officers, directors, employees or (ii) Persons that beneficially own in excess of 1.0% of the outstanding equity interest of the Company (each a "Principal Owner"), or any Affiliate or relative, or Affiliate of a relative, of any of the foregoing, or any other Related Person (as defined in Section 7.15), on the other;

                           (e) other than the Stock Option Grants, any deferred compensation agreements, bonus, pension, profit sharing, other stock option and incentive plans or arrangements, hospitalization, medical and insurance plans, agreements and policies, retirement and severance plans and other employee compensation policies and agreements affecting employees of any of the Companies;

                           (f) any Contracts with any labor union affecting employees of any of the Companies;

                           (g) any Contracts which restrict any of the Companies from freely engaging in business or competing anywhere;

                           (h) any distributorship, customer sales or leasing Contracts under which the Company is currently providing or receiving products or services; and

                           (i) any Contracts which otherwise are material to the Condition of any of the Companies.

                  True and correct copies of all Scheduled Contracts have been made available to the Investors. All of the Scheduled Contracts are in full force and effect and constitute legal, valid and binding obligations of each of the Companies that is a party thereto and, to the best


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knowledge of the Company, the other parties thereto. Each of the Companies and, to the best knowledge of the Company, each other party thereto, has performed in all material respects all obligations required to be performed by it under the Scheduled Contracts, and no violation exists in respect thereof on the part of any of the Companies or, to the best knowledge of the Company, any other party thereto; none of the Scheduled Contracts is currently being renegotiated; and the validity, effectiveness and continuation of all Scheduled Contracts will not be materially adversely affected by the transactions contemplated by this Agreement.

              2.9 Intellectual Property. (a) (i) Set forth on Part 2.9 of
              Schedule 2 hereto is a true, correct and complete list of all patents, trademarks, service marks, trade names, brand names, franchises, technology, areas of know-how and processes, and registered copyrights, and any applications for any of the foregoing (collectively, the "Intellectual Property") of any kind in which any of the Companies has an interest or which is otherwise used in, the business of, such Company. Part 2.9 of
              Schedule 2 hereto also contains a true, correct and complete list of all licenses or agreements that materially affect the rights of the Companies to any of the Intellectual Property or any trade secret material of the Companies (the "Intellectual Property Licenses").

                       (ii) Except as set forth in Part 2.9 of Schedule 2,
              the Companies are the sole and exclusive owners, free and clear of all Liens, and have all right, title and interest in all of the Intellectual Property. With respect to any Intellectual Property or trade secret necessary to conduct its business, each of the Companies owns or has the right to use such Intellectual Property or trade secret in its business. Each of the Companies has the right to use all Intellectual Property necessary to conduct the business of such of the Companies as now being conducted and as proposed to be conducted by such of the Companies.

                       (iii) Each of the Intellectual Property Licenses is
              in full force and effect and constitutes a legal, valid, binding and enforceable obligation in accordance with its terms against each of the Companies party thereto, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity and, to the best knowledge of the Company, each other Person party thereto. Each of the Companies has performed all obligations imposed upon it under each of the Intellectual Property Licenses to which it is a party. None of the Companies nor, to the best knowledge of the Company, any other party thereto is in default thereunder, nor, to the best knowledge of the Company, is there any event that with notice or lapse of time, or both, would constitute a default thereunder. None of the Companies has received any notice that any other party to any of the Intellectual Property Licenses intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. No licenses, sublicenses, covenants or agreements have been granted or entered into by any of the Companies in respect




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              of any of the Intellectual Property or any trade secret material of any of the Companies, except the Intellectual Property Licenses. To the best knowledge of the Company, no director, officer, stockholder, employee or other Affiliate of the Company owns, directly or indirectly, in whole or in part, any of the Intellectual Property or any trade secret material of any of the Companies. To the best knowledge of the Company, none of the officers, employees, consultants, distributors, agents, representatives or advisors of any of the Companies have entered into any agreement relating to such of the Companies' business regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any Person other than the Companies.

                       (iv) None of the Companies have disclosed other than
              in the ordinary course of business consistent with past practice any proprietary information relating to the Intellectual Property or the Intellectual Property Licenses to any person other than the Investors and the Companies' employees, consultants, accountants, lawyers and other advisors. Each of the Companies has at all times maintained reasonable procedures to protect and have enforced all trade secrets of such Company. Each of the Companies has disclosed trade secrets to other Persons solely as required for the conduct of such Company's business and solely under nondisclosure agreements that are enforceable by such Company. None of the Companies is under any contractual or other obligation to disclose any proprietary information relating to the Intellectual Property, any trade secret material of any of the Companies or the Intellectual Property Licenses, nor, to the best knowledge of the Company, is any other party to the Intellectual Property Licenses under any such obligation to disclose proprietary information included in or relating to Intellectual Property, any trade secret material to any of the Companies or the Intellectual Property Licenses to any Person, and no event has taken place, including the execution and delivery of this Agreement and the transactions contemplated hereby or any related change in the business activities of any of the Companies, that would give rise to such obligation.

                       (v) The consummation of the transactions contemplated
              hereby will not alter or impair the rights of any of the Companies to any of the Intellectual Property, any trade secret material to any of the Companies, or under any of the Intellectual Property Licenses.

                        (b) (i) No claim with respect to the Intellectual Property, any trade secret material to any of the Companies, or any Intellectual Property License which would materially adversely affect the ability of any of the Companies to conduct its business as presently conducted and as proposed to be conducted in accordance with the Business Plan is currently pending or, to the best knowledge of the Company, has been asserted, or threatened by any Person, nor does the Company know of any grounds for any claim


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      against any of the Companies, (A) to the effect that any operation or activity of any of the Companies presently occurring or contemplated, including, inter alia, the manufacture, use or sale of any software, product, device, instrument, or other material made or used according to the patents or patent applications included in the Intellectual Property or Intellectual Property Licenses, infringes or misappropriates any United States or foreign copyright, patent, trademark, service mark or trade secret; (B) to the effect that any other Person infringes on the Intellectual Property or misappropriates any trade secret or know-how or other proprietary rights material to any of the Companies; (C) challenging the ownership, validity or effectiveness of any of the Intellectual Property or trade secret material of such Company; or (D) challenging the license of any of the Companies or other legally enforceable right under, any Intellectual Property or the Intellectual Property Licenses.

                           (ii) None of the Companies is aware of any presently
                  existing United States or foreign patents or any patent applications which if issued as patents would be infringed by any activity of any Company.

                        (c) (i) The patents and patent applications listed in
      Part 2.9 of Schedule 2 hereto (the "Patents and Applications") as part of the Intellectual Property, to the best knowledge of the Company, have been properly prepared and filed on behalf of each of the Companies named therein and are being diligently pursued by the Companies. The inventions described in the Patents and Applications are assigned or licensed to the Company or a Subsidiary and no other entity or individual has any right or claim in any of the inventions, Patents and Applications or any patents to be issued therefrom. None of the Companies is aware of any material defects in any of the Patents and Applications which would cause any of them to be held invalid or unenforceable. Each of the Companies named in any of the Patents and Applications has filed in the Patents and Applications to which it is a party all relevant and noncumulative prior art of which it is aware.

                           (ii) The Company has no knowledge of any objection or
                  proceeding, pending or threatened, that would affect the validity of any patent issued pursuant thereto.

                           (iii) Except in connection with the prosecution of
                  the patent applications listed on Part 2.9 of Schedule 2 hereto, there are no pending judicial or governmental proceedings, including but not limited to interferences and oppositions, relating to any of the Patents and Applications or any other proprietary information to which the Company or any Subsidiary is a party or by which any property (such term "property" specifically to include rights pursuant to licenses or options or other rights to acquire licenses) of the Company or any Subsidiary is subject, and no such proceedings are threatened or contemplated by Governmental Authorities or other Persons.

                  2.10 Insurance. Each of the Companies has in full force and effect (i) fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its material properties that might be damaged or destroyed, (ii) all workers' compensation or similar insurance required by the laws of any jurisdiction in which the business of such of the Companies is operated, (iii) public liability insurance against claims for personal injury, death or property damage suffered upon, in or about any premises occupied by such of the Companies or occurring as a result of the ownership, maintenance or operation by such of the Companies of any automobile, truck or other vehicle, (iv) products liability insurance against claims for personal injury, death or property damage suffered as a result of the distribution, resale or use of products distributed, manufactured, produced or sold by such of the Companies or services rendered by them, providing coverage in such amounts as is customary for companies of established reputation engaged in the same or similar business and similarly situated, (v) business interruption insurance covering risk of loss as a result of cessation of any substantial part of the business conducted by such of the Companies for such periods as are customary for companies of established reputation engaged in the same or similar business and similarly situated, (vi) comprehensive general liability insurance providing coverage in such amount as is customary for companies of established reputation engaged in the same or similar business and similarly situated, and
(vii) such other insurance policies as are sufficient for compliance with all requirements of law and applicable agreements.

                  2.11 Labor Union Activities; Employee Relations. No employee of any of the Companies is represented by any labor union or covered by any collective bargaining agreement; nor, to the best knowledge of the Company, has any labor union sought to represent any employee of any of the Companies. There is no strike or other labor dispute involving any of the Companies pending, or to the best knowledge of the Company, threatened. To the best knowledge of the Company, no officer or key employee intends to terminate his employment with any of the Companies. To the best knowledge of the Company, no officer or key employee of any of the Companies is a party to or bound by any Contract, or subject to any restrictions (including, without limitation, any non-competition restriction), which would restrict the right of such person to participate in the affairs of any of the Companies. Except as set forth in Part 2.11 of
Schedule 2, the employment of each officer and key employee of each of the Companies is terminable at will, subject to the payment of severance obligations to those employees who are party to employment agreements with the Company.

                  2.12 ERISA. (a) Except as set forth on Part 2.12 of Schedule 2, neither the Company nor any entity that would be deemed a "single employer" with the Company under Section 414(b), (c), (m), or (o) of the Internal Revenue Code of 1986, as amended (the "Code") or Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (an "ERISA Affiliate") maintains, sponsors, contributes to, or has or has had an obligation to, or otherwise participated in or participates in or in any way, directly or indirectly, has or has had any liability with respect to any "employee benefit plan," as defined in Section 3(3) of ERISA, or any other bonus, profit sharing, pension, deferred compensation, incentive, stock option, fringe benefit, health, welfare, change in control, or other employee benefit plan, agreement, policy, trust fund, or arrangement, whether written or unwritten, insured or self-insured (each a "Plan" and, collectively, the "Plans").

              (b) With respect to each of the Plans listed in Part 2.12 of
              Schedule 2:

                   (i) in all material respects each Plan complies and has been maintained and administered at all times in accordance with its terms and all applicable laws, rules and regulations, including, without limitation, ERISA and the Code and any trust maintained pursuant thereto is exempt from federal income taxation under
              Section 501 of the Code and nothing has occurred or is expected to occur through the date of the Closing that caused or could cause the loss of such exemption or the imposition of any material penalty or tax liability;

                   (ii) no claim, lawsuit, arbitration or other action has been threatened, asserted, instituted, or anticipated against the Plans (other than non-material routine claims for benefits, and appeals of such claims), any trustee or fiduciaries thereof, the Company, any ERISA Affiliate, any director, officer, or employee thereof, or any of the assets of any trust of the Plans;

                   (iii) no "prohibited transaction," within the meaning of
              Section 4975 of the Code and Section 406 of ERISA, has occurred or is expected to occur with respect to the Plan (and the consummation of the transactions contemplated by this Agreement will not constitute or directly or indirectly result in a "prohibited transaction")

                         (c) The consummation of the transactions contemplated by this Agreement will not give rise to any liability, including, without limitation, liability for severance pay, unemployment compensation, or termination pay, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, director, shareholder, or beneficiary of the Company (whether current, former, or retired) or their beneficiaries solely by reason of such transactions. No amounts payable by the Companies under any Plan will fail to be deductible for U.S. federal income tax purposes by virtue of Section 280G or 162(m) of the Code. Neither the Company nor any ERISA Affiliate maintains, contributes to, or in any way provides for any benefits of any kind whatsoever (other than under Section 4980B of the Code, the Federal Social Security Act, or a plan qualified under
         Section 401(a) of the Code, or as otherwise required by applicable law) to any current or future retiree or terminee. Except as disclosed in the Financial Statements, neither the Company nor any ERISA Affiliate has any material unfunded, uninsured liabilities pursuant to any Plan that is not intended to be qualified under
         Section 401(a) of the Code.

                  2.13 Litigation. Except as set forth in Part 2.13 of Schedule 2 hereto, there is no action, suit, proceeding, investigation or governmental approval process (collectively, "Actions") pending or, to the best knowledge of the Company, threatened against any of the

Companies, or affecting any of the properties or assets of any of the Companies (including, without limitation, any of its Permits) which individually or in the aggregate could have a material adverse effect on the Condition of the Companies, taken as a whole, nor, to the best knowledge of the Company, is there any basis for any such Action. To the best knowledge of the Company after due inquiry, there is no Action against any director, officer or employee of any of the Companies in connection with the business of any of the Companies which, in the event of an adverse judgment against any such Person, could have a material adverse effect on the Condition of the Companies, taken as a whole, nor, to the best knowledge of the Company, is there any basis for any such Action. The foregoing includes, without limitation, any Action pending or, to the Company's best knowledge, threatened (or any basis therefor known to the Company) involving the prior employment of any employees of any of the Companies, their use in connection with the business of any of the Companies of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. None of the Companies nor any of their respective assets or properties, nor, in connection with its business, to the best knowledge of the Company, any stockholder, director, officer or employee of any of the Companies, is subject to any order, judgment, writ, injunction, decree, ruling or decision (collectively, an "Order") of any Governmental Authority which is material to the Condition of the Companies, taken as a whole. There is no Action by any of the Companies currently pending or which any of the Companies intends to initiate which is material to the Condition of the Companies, taken as a whole.

                  2.14 Compliance with Laws; Permits. None of the Companies has violated or failed to comply with any statute, law, ordinance, rule, regulation or policy of any Governmental Authority (collectively, "Laws") to which it or any of its properties or assets is subject, except where the failure to so comply could not reasonably be expected to have a material adverse effect on the Condition of any of the Companies. Each of the Companies has all permits, licenses, orders, certificates, authorizations and approvals of any Governmental Authority (collectively, the "Permits") that are material to the conduct of its business as presently conducted and as proposed to be conducted consistent with the Business Plan. All such Permits are in full force and effect, and to the best knowledge of the Company no violations or notices of failure to comply have been issued or recorded in respect of any such Permits. None of the Companies has any knowledge of any reason why such Permits may be revoked or suspended. All applications, reports, notices and other documents required to be filed by the Companies with all Governmental Authorities have been timely filed and are complete and correct in all material respects as filed or as amended prior to the date hereof, except where the failure to so file could not reasonably be expected to have a material adverse effect on the Condition of any of the Companies. With respect to any required Permits, applications for which are either pending or contemplated to be made pursuant to the business strategy of the Companies, the Company does not know of any reason why such Permits should not be approved and granted by the appropriate Governmental Authority. None of the Companies nor, to the best knowledge of the Company, any of their respective officers or agents has made any illegal or improper payments to, or provided any illegal or improper inducement for, any governmental official or other Person in an attempt to influence any such Person to take or to refrain from taking any action relating to any of the Companies. After due inquiry, the Company has no knowledge that during the past five years, any officer or key employee of the Company has been (a) arrested for or convicted of a crime (other than minor traffic violations), (b) adjudged a bankrupt or (c) been an officer or director of a company that has been adjudged a bankrupt.

                  2.15 Taxes. All federal, state, city, county, local and foreign income, franchise, sales, use and value added tax returns and reports, and all other tax returns and reports required to be filed by any Company in those or in any other jurisdiction (collectively, "Returns") have been timely filed other than such failures which are not material to the Condition of the Companies taken as a whole. All such Returns are true, correct and complete in all material respects. All taxes, assessments, fees, interest, penalties and other charges with respect thereto (collectively, "Taxes") due or claimed to be due from any of the Companies have been paid except to the extent reserved against on the Financial Statements. Except as set forth in Part 2.15 of
Schedule 2 hereto, no income tax return of any of the Companies has been audited by the applicable Governmental Authority, no controversy with respect to taxes of any type is pending or, to the knowledge of the Company, threatened, and there are in effect no waivers of the applicable statute of limitations for Taxes in any jurisdiction for any of the Companies for any period. Neither the Company nor any of its stockholders has ever filed an election pursuant to
Section 1362 of the Code, that the Company be taxed as an S Corporation.

                  2.16 Books and Records. The books of account, ledgers and records of each of the Companies accurately and completely reflect in all material respects all information relating to its business, the nature, acquisition, maintenance, location and collection of its assets, and the nature of all transactions giving rise to its obligations or accounts receivable. The minute books of each of the Companies fully set forth all action taken by the Board of Directors, stockholders and, if any, executive board (or other committee thereof) of each such Company.

                  2.17 Environmental Matters. The business, assets and properties of each of the Companies are and have been operated and maintained in compliance with all applicable federal, state, city, county and local environmental protection laws and regulations (collectively, the "Environmental Laws"), except where the failure to so comply could not reasonably be expected to have a material adverse effect on the Condition of any such Company. No event has occurred which, with or without the passage of time or the giving of notice, or both, would constitute a non-compliance by any of the Companies with, or a violation by any of the Companies of, the Environmental Laws, except for violations which could not reasonably be expected to have a material adverse effect on the Condition of any such Company. None of the Companies nor any of their respective predecessor companies has caused or permitted to exist, as a result of an intentional or unintentional act or omission by any such Company, any of their respective predecessor companies or, to the best knowledge of the Company, by any contractor or supplier of any of their raw materials, a disposal, discharge or release of solid wastes, pollutants or hazardous substances, on or from any site which currently is or formerly was owned, leased, occupied or used by any of the Companies or any predecessor company, or, to the best knowledge of the Company, any contractor or supplier of any of their raw materials, except where such disposal, discharge or release was in compliance with the Environmental Laws. Part

2.17 of Schedule 2 hereto contains a complete and correct list of the name and location of each site (i) which is listed, or proposed for listing on a registry or inventory of inactive hazardous waste sites maintained by any Governmental Authority and which currently is or formerly was owned, leased, occupied or used by any of the Companies or any predecessor company or (ii) with respect to which any of the Companies or any predecessor company has received notice that such Company is considered to be a potentially responsible person for cleanup or other liability in respect of Environmental Laws.

                  2.18 Transactions with Affiliates. Except as set forth in
Part 2.18 of Schedule 2 hereto and as provided in the footnotes to the Audited Financial Statements, none of the Companies has entered into any transaction with any past or present Principal Owner of the Company or with any of his or its Affiliates, associates or relatives. Except for employment arrangements with its employees, and except as provided in the footnotes to the Audited Financial Statements, none of the Companies has any obligation to or, to the best knowledge of the Company, claim against any past or present Principal Owner of the Company, or any of his or its Affiliates, associates or relatives, and no such Person has any obligation to or claim against any of the Companies. All products, services or benefits provided to any of the Companies by any such Person, or provided by any of the Companies to any such Person, are set forth on Part 2.18 of Schedule 2 and are provided at a charge equal to the fair market value of such products, services or benefits.

                  2.19 Registration Rights. Except as provided in the Registration Rights Agreement, no Person has demand, "piggy-back," or other rights to cause any of the Companies to file any registration statement under the Securities Act of 1933, as amended (the "Securities Act"), relating to any securities of any of the Companies or to participate in any such registration statement.

                  2.20 No Brokers or Finders. Except for the agreement between the Company and Lehman Brothers attached hereto as Exhibit H (including a schedule of the types and amounts of fees payable thereunder), none of the Companies nor any of their respective Affiliates has entered or will enter into any agreement pursuant to which any of the Companies or any Investor will be liable, as a result of the transactions contemplated by this Agreement or any of the Investment Documents, for any claim of any person for any commission, fee or other compensation as finder or broker.

                  2.21 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" nor is the Company or any of its Subsidiaries directly or indirectly controlled by or acting on behalf of any Person which is an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended.

                  2.22 Use of Proceeds. The Company will use the proceeds from the sale of the Securities to the Investors solely for general corporate purposes arising in the ordinary course of business, to repay certain indebtedness as detailed in Part 2.22 of Schedule 1 hereto and for working capital and growth, modernization and expansion. The Company may also use such proceeds for research and development.

                  2.23 Business Plan. The business plan of the Company dated July 1999 (the "Business Plan"), including the projections contained therein, was prepared by the senior management of the Company, is based on assumptions which are considered by senior management of the Company to be reasonable, and reflects management's reasonable best judgment based on present circumstances of the most likely set of conditions and courses of action and most likely financial condition and results of operations, for the period(s) reflected therein. The Company is not aware of any fact or condition which could reasonably be expected to result in the Company not achieving the results described in such business plan; however, the Company makes no assurance that the Business Plan will reflect actual results.

                  2.24 Employee Non-Disclosure and Proprietary Information and Inventions Agreements. Each employee and officer of each of the Companies who has, or has had, access to any Proprietary Information has executed a Non-Disclosure and Proprietary Information and Inventions Agreement in substantially the form attached hereto as Exhibit I. The Company is not aware, after reasonable investigation, that any such employee or officer is in violation thereof, and the Company and each of the Subsidiaries will make reasonable efforts to prevent any such violation.

                  2.25 Real Property Holding Corporation. None of the Companies is, and none of the Companies have been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                  2.26 Year 2000 Compliance. The computer systems of the Company (including without limitation all software, hardware, workstations and related components, automated devices, embedded chips and other date sensitive equipment such as security systems, alarms, elevators and HVAC systems) are Year 2000 Compliant. The term "Year 2000 Compliant" as used herein means that the computer systems (1) are capable of recognizing, processing, managing, representing, interpreting, and manipulating correctly date related data for dates earlier, later than, and including, January 1, 2000, including, but not limited to, calculating, comparing, sorting, storing, tagging and sequencing, without resulting in or causing logical or mathematical errors or inconsistencies in any user-interface functionalities or otherwise, including data input and retrieval, data storage, data fields, calculations, reports, processing, or any other input or output, (2) have the ability to provide date recognition for any data element without limitation (including, but not limited to, date-related data represented without a century designation, date-related data whose year is represented by only two digits and date fields assigned special values), (3) have the ability to automatically function into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000, (4) have the ability to correctly interpret data, dates and time into and beyond the year 2000, (5) have the ability not to produce noncompliance in existing information, nor otherwise corrupt such data into and beyond the year 2000, (6) have the ability to correctly process beyond January 1, 2000 data containing dates before that date, (7) have the ability to recognize all "leap years," including February 29, 2000. The products and services of the Company are Year 2000 Compliant. To the Company's knowledge, the computer systems have the ability to properly interface, and will continue to properly interface, with internal and external applications and systems of third parties with whom the Company and its subsidiaries exchange data electronically (including without limitation customers, clients, suppliers, service providers, subcontractors, processors, converters, shippers, warehousemen, outsourcers, data processors, regulatory agencies and banks) whether or not they have achieved Year 2000 Compliance. The Company has inquired of all such third parties whose lack of Year 2000 Compliance would be materially adverse to the Company, and all such third parties have represented that they are Year 2000 Compliant.

                  2.27 Disclosure. In connection with the purchase of the Securities by the Investors as contemplated hereby, the Company has disclosed to the Investors in writing all material facts and information concerning the Companies, their Condition and the Securities, and has not made any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements contained herein or in any other Investment Documents or other written disclosure to the Investors not misleading.


      30    Representation and Warranties of the Investors Each Investor, with respect to itself, severally and not jointly, hereby represents and warrants to, and agrees with, the Company as follows:

                  3.1 Organization. If such Investor is a legal entity, such Investor is, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

                  3.2 Authorization. Such Investor has, all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Investment Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of such Investor. This Agreement and the other Investment Documents to which it is a party have been duly executed and delivered by such Investor and constitutes its legal, valid and binding obligation, enforceable against such Investor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity.

                  3.3 No Intended Resale. The Securities are being acquired by such Investor for investment for its own account and not with a view to the resale or distribution thereof in violation of applicable securities laws.

                  3.4 Due Diligence. Such Investor has been granted access to the facilities, property, books and records and personnel, customers, distributors, vendors, professionals and any other sources of information of the Companies and all requests for information made by such

Investor or its agents have been satisfied by the Company; provided, however, that the conduct of such due diligence review and investigation shall not affect or otherwise diminish any of the representations or warranties of or with respect to any of the Companies.

                  3.5 Accredited Investor. Each Investor is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act.

      40   Conditions of Investor's Obligations at Closing. The obligation of each Investor to purchase the Securities to be purchased by it at the Closing is subject to the fulfillment to each such Investor's satisfaction, prior to or at the Closing, of each of the following conditions:

                  4.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement and the other Investment Documents shall be true and correct in all material respects on and as of the date of the Closing as if made on and as of such date.

                  4.2 Performance. The Company shall have performed and complied with all agreements and conditions required by this Agreement and the other Investment Documents to be performed or complied with by it prior to of at the Closing.

                  4.3 Sale of Securities. The Company shall have sold a minimum of $15,005,750.00 of the Securities, of which Baker shall have purchased at least $15,005,750.00.

                  4.4 Stock Certificates, etc. At the Closing, the Company shall have tendered to each Investor a certificate representing shares of Preferred Stock (and, in the case of Baker and divine interVentures, inc., a Warrant) in accordance with Section 1.2 hereof, all in form and substance satisfactory to such Investor and sufficient to transfer to and vest in such Investor good and valid title to the Securities, free and clear of any Lien.

                 4.5 Consents. The Company shall have obtained all consents, approvals or waivers from Governmental Authorities and third Persons necessary for the execution, delivery and performance of this Agreement, the other Investment Documents and the amendments to the Certificate and the transactions contemplated hereby and thereby, all without material cost to the Company. Without limiting the generality of the foregoing, each of the Company's existing stockholders shall have waived any preemptive right or right of first offer any such stockholder may have to purchase any of the Securities.

                 4.6 No Litigation. There shall not be any Action of or before any Governmental Authority or other Person pending or threatened (i) with respect to this Agreement or any of the other Investment Documents or the transactions contemplated hereby or thereby or (ii) which might materially adversely affect the Condition of any of the Companies.

                 4.7 Opinion of Counsel. The Investors shall have received from Piper Marbury Rudnick & Wolfe LLP, an opinion dated as of the Closing, in the form attached hereto as Exhibit J.

                 4.8 Compliance Certificate. The Investors shall have received certificates dated as of the day of the Closing executed by each of the Chief Executive Officer and the Chief Financial Officer of the Company certifying that the conditions specified in Sections 4.1 through 4.3, 4.5, 4.6 and 4.9 have been fulfilled.

                 4.9 Directors. Those persons listed on Schedule 5-A hereto shall have been duly elected and qualified as directors of the Company and at the Closing shall constitute the entire Board of Directors of the Company. Those persons listed on Schedule 5-B hereto shall have been duly elected and qualified as members of the Compensation Committee of the Board of Directors of the Company and at the Closing shall constitute the entire Compensation Committee of the Board of Directors of the Company. Those persons listed on Schedule 5-C hereto shall have been duly elected and qualified as members of the Audit Committee of the Board of Directors of the Company and at the Closing shall constitute the entire Audit Committee of the Board of Directors of the Company.

                 4.10 Related Documents. The Investor Rights Agreement, the Stockholders Agreement and the Registration Rights Agreement shall have been executed and delivered by each of the parties thereto and in full force and effect, and the Certificate shall be in full force and effect.

                 4.11  Satisfactory Completion of Due Diligence; Etc.
Baker and its representatives (including, without limitation, attorneys, agents and accountants) shall have completed their due diligence review of the business and affairs, assets and liabilities and Condition of each of the Companies; and the results of such review shall be satisfactory to Baker.

                 4.12 Certificates and Documents. The Company shall have delivered to Proskauer Rose LLP:

                           (a)    The Certificate, certified by the Maryland
State Department of Assessments & Taxation;

                           (b)    A certificate, as of the most recent
         practicable date, as to the corporate good standing of the Company, issued by the Maryland State Department of Assessments & Taxation confirming such good standing on or immediately prior to the Closing;

                           (c) The By-Laws, certified by the Secretary or Assistant Secretary of the Company as being in effect of the Closing Date; and

                           (d) Resolutions of the Board of Directors of the Company, authorizing and approving all matters in connection with this Agreement, the other Investment

         Documents and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date.

                 4.13 Payment of Expenses. The Company shall have paid all fees and expenses in accordance with Section 8.1 hereof.

                 4.14 Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investors and their counsel, and the Investors shall have received all such counterpart originals or certified or other copies of such documents as the Investors may reasonably request.

                 If at the Closing the Company fails to tender to the Investors the documents specified herein which are required to be delivered to the Investors at the Closing or if at the Closing any of the conditions specified in this Section 4 shall not have been fulfilled to each Investor's satisfaction, such Investor shall, at its election, be relieved of all further obligations under this Agreement.

         50      Conditions of the Company's Obligations at Closing.  The
obligations of the Company to the Investors under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

                 5.1 Representations and Warranties. The representations and warranties of each Investor contained in this Agreement shall be true and correct in all material respects on and as of the date of the Closing as if made on and as of such date.

                 5.2 Payment of Purchase Price. Each Investor shall have delivered to the Company the purchase price specified in Section 1.1 hereof.

                 5.3 No Litigation. There shall not be any Action of or before any Governmental Authority or other Person pending or threatened with respect to this Agreement or the transactions contemplated hereby.

                 5.4 Related Documents. The Investor Rights Agreement, the Stockholders Agreement and the Registration Rights Agreement shall have been executed and delivered by each of the parties thereto and in full force and effect.

         60      Certain Post-Closing Covenants of the Company.  The Company
covenants and agrees with the Investors as follows:

                 6.1 Annual Meetings. The Company will hold an annual meeting of all stockholders at which information with respect to its business will be furnished and discussed.

                 6.2 Exemption from Investment Company Act; FIRPTA. The Company shall conduct its business so that neither the Company nor any of its subsidiaries shall become (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a United States real property holding corporation (as defined in Section 897(c)(2) of the Code.

                 6.3 Accounting and Reserves. The Company shall, and the Company shall cause each of its subsidiaries to, maintain a standard and uniform system of accounting and shall keep proper books and records and accounts in which full, true and correct entries shall be made of its transactions, all in accordance with generally accepted accounting principles applied on a consistent basis through all periods, and shall set aside on such books for each fiscal year all such proper reserves for depreciation, obsolescence, amortization, bad debts and other purposes in connection with its operations as are required by such principles so applied.

                 6.4 Payment of Taxes and Claims. The Company shall, to the extent possible, use its best efforts to, and the Company shall, to the extent possible, use its best efforts to cause each of its subsidiaries to, pay and discharge promptly all lawful taxes, assessments and governmental charges or levies imposed upon it or any such subsidiary, as the case may be, or upon their respective income or profits or upon any of their respective properties, real, personal or mixed, before the same shall become delinquent, as well as all lawful claims for labor, materials and supplies which, if unpaid, would by law become a Lien or charge upon their respective properties; provided that if both of the following conditions are met in any instance, the Company shall not be obligated, and the Company shall not be obligated to cause any of its subsidiaries, to pay or discharge, or to cause to be paid or discharged, such tax, assessment, charge, levy or claim: (i) if and for so long as the Company or such subsidiary, as the case may be, is contesting in good faith by appropriate proceedings the amount, applicability or validity thereof, and (ii) if the Company or such subsidiary, as the case may be, shall have set aside on its books reserves deemed by it in accordance with generally accepted accounting principles to be adequate with respect to such tax, assessment, charge, levy or claim; provided further that notwithstanding the previous provision, the Company shall pay or cause to be paid all such taxes, assessment, charges, levies or claims forthwith upon the commencement of proceedings to perfect or foreclose any Lien which attached as security therefor.

                 6.5 Satisfaction of Judgments. The Company shall not, and the Company shall cause each of its subsidiaries not to, allow any judgment against the Company or such subsidiary, as the case may be, to remain unsatisfied; provided that the Company shall not be required to satisfy, and the Company shall not be obligated to cause any of its subsidiaries to satisfy, any judgment so long as the validity thereof is being contested in good faith by appropriate proceedings and, if the Company or such subsidiary, as the case may be, shall have set aside on its books reserves deemed by the Company or such subsidiary, as the case may be, in accordance with generally accepted accounting principles to be adequate with respect to such judgment, unless such payment is necessary to prevent forfeiture or loss of a material part of the properties or assets of the Company or such subsidiary, as the case may be.

                 6.6 Payment of Indebtedness. The Company shall, and the Company shall cause each of its subsidiaries to, pay and discharge when due or renew or extend any indebtedness heretofore or hereafter incurred by the Company or such subsidiary, as the case may be, which was or is incurred as permitted hereunder and discharge, perform and observe the covenants, provisions and conditions to be performed, discharged and observed on the part of the Company or such subsidiary, as the case may be, in connection therewith; provided that if both of the following conditions are met in any instance, the Company shall not be obligated, and the Company shall not be obligated to cause any of its subsidiaries, to pay or discharge, or to cause to be paid or discharged, such indebtedness: (i) if and for so long as the Company or such subsidiary, as the case may be, is contesting in good faith by appropriate proceedings the amount, applicability or validity thereof, and (ii) if the Company or such subsidiary, as the case may be, shall have set aside on its books reserves deemed by it, in accordance with generally accepted accounting principles to be adequate with respect to such indebtedness; provided further that notwithstanding the previous provision, the Company shall pay or cause to be paid all such indebtedness forthwith upon the commencement of proceedings to perfect or foreclose any Lien which attached as security therefor.

                 6.7 Insurance. The Company shall, and the Company shall cause each of its Subsidiaries to, maintain such insurance coverage as is customarily maintained by companies of established reputation engaged in the same or similar business and similarly situated. All such insurance coverage shall be effected under valid and enforceable policies issued by insurers of recognized financial stature and responsibility, except that the Company may, and the Company may cause any of its subsidiaries to, effect workmen's compensation or similar insurance in respect of operations in any jurisdiction by maintaining a system or systems of self-insurance in accordance with applicable laws. The Company shall maintain in effect a "key man" life insurance policy in the amount of $1,000,000 for each of Richard Faint, Mark Wesker and Kenneth Tighe.

                 6.8 Maintenance of Corporate Existence. The Company shall, and the Company shall cause each of its subsidiaries to, do all acts and things of whatsoever nature as are necessary to preserve and keep in full force and effect the corporate existence, rights and franchises of the Company and each of its subsidiaries, as the case may be, and shall not omit to do any act or thing necessary to that end or to do any act or thing that would or might cause a forfeiture of any material part of the properties or assets of the Company or any of its subsidiaries, unless the Board of Directors has approved a restructuring of the Company.

                 6.9 Availability of Conversion Stock and Preferred Stock for Conversion and Exercise of Warrants. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Series D Stock and Common Stock, such number of its duly authorized shares of (x) Series D Stock as shall be sufficient to effect the exercise of the Warrants and (y) Common Stock as shall be sufficient to effect the conversion of each of the Series C Stock and the Series D Stock, as the case may be, from time to time outstanding or otherwise to comply with the terms of this Agreement and the Certificate. If at any time the number of authorized but unissued shares of Series D Stock or Common Stock, as the case may be, shall not be sufficient to effect the conversion of the Series C Stock and the Series D Stock and the exercise of the Warrants, or otherwise to comply with the terms of this Agreement, the Stockholders Agreement and the Certificate, the Company shall forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Series D Stock or Common Stock, as the case may be, to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with (x) the issuance of shares of Series D Stock upon exercise of the Warrants and (y) the issuance of Common Stock upon conversion of the Series C Stock and the Series D Stock.

                 6.10 Indebtedness. The Company shall not at any time incur or permit to exist any Indebtedness for Borrowed Money (as defined below) of the Company and its subsidiaries in excess of $250,000, except Indebtedness for Borrowed Money existing at the Closing and described in Part 2.8 of
Schedule 2 hereto. As used in this Agreement, "Indebtedness for Borrowed Money" as applied to the Company and its subsidiaries shall mean (without duplication): (a) any indebtedness, whether or not represented by bonds, debentures, notes or other securities, for the repayment of borrowed money which the Company or any of its subsidiaries has directly or indirectly created, incurred or assumed; (b) any indebtedness, whether or not for borrowed money, secured by any Lien on any property or asset owned or held by the Company or any of its subsidiaries, whether or not the indebtedness secured thereby shall have been assumed; (c) all indebtedness of others with respect to which the Company or any of its subsidiaries has become liable by way of a guaranty; (d) any capital lease obligations of the Company or any of its subsidiaries; and (e) any indebtedness, whether or not for borrowed money, with respect to which the Company or any of its subsidiaries has become directly or indirectly liable and which represents or has been incurred to finance the purchase price (or a portion thereof) of any property or services (other than property or services acquired in the ordinary course of business on ordinary trade terms not exceeding 60 days) or business acquired by the Company or any of its subsidiaries whether by purchase, consolidation, merger or otherwise.

                 6.11 Business Activities. Unless approved unanimously by the Board of Directors of the Company, the Company will not, and will not permit any of its subsidiaries to, engage in any business activity, except for those presently conducted by the Companies, and such activities as may be incidental or related thereto.

                 6.12 Transactions with Affiliates. Neither the Company nor any subsidiary of the Company shall directly or indirectly, enter into any transaction or agreement with any Related Person (other than (v) this Agreement, (w) the Warrants, (x) the Investor Rights Agreement, (y) the Stockholders Agreement and (z) the Registration Rights Agreement), unless the transaction or agreement is (i) reviewed and approved by a majority of Disinterested Directors (as defined below) and (ii) on terms no less favorable, taking into account all considerations deemed relevant by the Disinterested Directors, to the Company or any such subsidiary than those obtainable in an arm's length transaction from a non-Related Person. A "Disinterested Director" with respect to any specified transaction or agreement shall mean any director who has no personal (by reason of any family or business relationship or otherwise) or pecuniary interest in any such specified transaction or agreement. As used herein, the term "Related Person" of a specified Person shall mean (i) any stockholder, partner, director, officer or employee of such specified Person or any Affiliate or relative, or Affiliate of a relative, of any of the foregoing, (ii) any Affiliate of such specified Person, (iii) if applicable, any past or present Principal Owner of such specified Person or
(iv) in the case of a natural Person, any member of such Person's family or any Affiliate or relative of such member.

                 6.13 Governing Instruments. The Company shall not amend the By-Laws in any manner adverse to the rights of the holders of the Securities.

                 6.14 Public Announcement. Neither the Company nor any of its employees, officers, directors or security holders shall issue or cause the issuance or the publication of any press release or any other public announcement with respect to the transactions contemplated by this Agreement without the prior review and written consent of Baker unless required by law.

                 6.15 Employee Non-Disclosure and Proprietary Information and Inventions Agreements. The Company shall ensure that each new employee and officer of each of the Companies shall execute a Non-Disclosure and Proprietary Information and Inventions Agreements in substantially the form attached hereto as Exhibit I as a condition precedent to serving as an employee or officer.

                 6.16 Employment Agreements. Within 30 days of the Closing the Company shall have entered into employment agreements, reasonably satisfactory to Baker, with each of Richard Faint, Mark Wesker, Kenneth Tighe, Anil Sethi and Marc Rubin.

                 6.17 Retention of Investment Banking Firm. The selection of, and fees to be paid to, any investment banking firm by the Company shall be approved by the Board of Directors. The consent of Baker shall be required in connection with the selection of underwriters for the initial public offering of the securities of the Company.

         7.      Miscellaneous.

                 7.1 Expenses. The Company shall pay all stamp, documentary and other taxes which may be payable in connection with the execution, delivery and performance of this Agreement, and the purchase and sale of the Securities. In addition, the Company shall pay all of the following out-of-pocket fees and expenses, up to a maximum of $100,000, incurred by Baker in connection with this Agreement and the transactions contemplated hereby: (i) the fees and expenses of counsel for Baker (including the fees and expenses of Proskauer Rose LLP) and (ii) the fees and expenses of Arthur Andersen. All of the foregoing fees and expenses incurred by Baker prior to or in connection with the Closing shall be paid at the Closing, and Baker may in its discretion offset the amount of such fees and expenses against the purchase price of the Securities. In addition, the Company shall pay the fees and expenses of Baker relating to any future waiver, consent or amendment, whether or not any such future action is given or consummated, including without limitation, any filings under the Exchange Act and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (including any such filings relating to the transactions contemplated hereby).
Notwithstanding anything herein to the contrary, if the transactions contemplated hereby are not consummated at the election of the Company, the Company shall pay all fees and expenses of the firms previously referred to in this Section 8.1 in an amount not to exceed $100,000. In addition, the Company shall pay the out-of-pocket (legal) fees and expenses, up to a maximum of $15,000, incurred by divine interVentures, Inc., in connection with this Agreement and the transactions contemplated hereby.

                 7.2 Publicity. Except as may be required by Law, the Company shall not use the name of, or make reference to, any Investor or any of its Affiliates in any press release or in any public manner without such Investor's prior written consent.

                 7.3 Indemnification. The Company agrees to indemnify each Investor and each officer, director, employee, agent, partner, stockholder and affiliate of each Investor (collectively, the "Indemnified Parties") for, and hold each Indemnified Party harmless from and against: (i) any and all damages, losses, claims and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and (ii) any and all out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of counsel for such Indemnified Parties (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred in connection with any of the following: (a) any misrepresentation or any breach of any warranty made by the Company herein or in any of the other Investment Documents, (b) any breach or non-fulfillment of any covenant or agreement made by the Company herein or in any of the other Investment Documents and (c) any claim relating to or arising out of a violation of applicable federal or state securities laws by the Company in connection with the sale of the Securities by the Company to the Investors.

                 7.4 Survival. All representations, warranties, covenants and agreements contained in or made pursuant to this Agreement or contained in any certificate delivered pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any party hereto, and shall survive the transfer and payment for the Securities and the consummation of the transactions contemplated hereby; provided, however, that the representations and warranties contained in Sections 2 and 3 (other than the representations and warranties set forth in Sections 2.1 through 2.4, 2.12, 2.15, 2.18, 2.19 and 2.27 which shall survive so long as an Investor or its successors or assigns holds any Conversion Stock or Securities) shall terminate on the later to occur of (i) two years from the date hereof and (ii) the consummation of a Qualified Initial Public Offering (as such term is defined in the Investor Rights Agreement), provided further, however, that no representation or warranty shall terminate until after the final non-appealable resolution of any claim relating to such representation or warranty, which claim shall have been made prior to the expiration of such representation or warranty; provided further, however, that the covenants contained in Section 6 shall terminate upon the consummation of a Qualified Initial Public Offering.

                 7.5 Assignment. This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that neither this Agreement nor any rights or obligations hereunder shall be assigned or delegated by the Company without the prior written consent of the Investors. After the Closing, Baker and divine interVentures, inc. may assign this Agreement and such Investor's rights hereunder, in whole or in part, to (i) any Affiliate or partner of such Investor or (ii) any other transferee of at least 25% of the Securities acquired by such Investor.

                 7.6 Amendment; Waiver. Any term, covenant, agreement or condition of this Agreement may be amended, and compliance therewith may be waived (either generally or in a particular circumstance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Company and the Requisite Investors (as such term is hereinafter defined); provided, however, that the provisions of this Agreement may not be amended or waived without the consent of each Investor adversely affected by such amendment or waiver if such amendment or waiver adversely affects some investors but does not so adversely affect all Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Investor and the Company. As used herein, (i) "Requisite Investors" mean Investors that hold 51% or more of the Common Share Equivalents (as such term is hereinafter defined) then held by the Investors; provided, however, that the "Requisite Investors" shall in all cases include Baker so long as Baker continues to own a majority of shares of the Series C Stock (or shares of Common Stock issuable upon conversion thereof) (x) purchased by it hereunder or (y) then outstanding and (ii) "Common Share Equivalents" means shares of Common Stock at the time outstanding or issuable upon conversion of shares of Series C Stock or Series D Stock at the time outstanding or conversion of the Series D Stock issuable upon exercise of the Warrants at the time outstanding.

                 7.7 APPLICABLE LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THIS AGREEMENT, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAW.

                 7.8 JUDICIAL PROCEEDINGS. ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE RIGHTS OR INTERESTS OF THE INVESTORS OR THE BREACH OR ALLEGED BREACH OF THIS AGREEMENT, WHETHER ARISING DURING OR AT OR AFTER THE TERMINATION OF THIS AGREEMENT (EACH OF THE FOREGOING DISPUTES, CONTROVERSIES AND CLAIMS HEREINAFTER REFERRED TO AS AN "AGREEMENT DISPUTE"), SHALL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT LOCATED IN THE COUNTY, CITY AND STATE OF NEW YORK, AND EACH OF THE PARTIES HERETO (i) UNCONDITIONALLY ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY AND (ii) IRREVOCABLY WAIVES ANY OBJECTION SUCH PARTY MAY NOW HAVE OR HEREAFTER HAS AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING AN AGREEMENT DISPUTE.

                 7.9 Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (x) on the date of delivery, if delivered personally or by telecopier, receipt confirmed, (y) on the following business day, if delivered by a recognized overnight courier service, or (z) two days after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, in each case, to the party to whom it is directed at the following address (or at such other address as any party hereto shall hereafter specify by notice in writing to the other parties hereto):

                          (i If to the Company, to it at the following address:

                                  Overlook Center
                                  5457 Twin Knolls Road
                                  Columbia, Maryland  21045
                                  Telecopy: (410)715-0206
                                  Attention:  Richard C. Faint, Jr.

                                  with a copy to:

                                  Piper Marbury Rudnick & Wolfe LLP
                                  1850 Centennial Park Drive
                                  Suite 610
                                  Boston, Virginia  20191
                                  Telecopy:  (703) 390-5299
                                  Attention: Nancy A. Spangler, Esq.

                           (ii    If to any Investor, to it, him or her at the
                 address set forth on Schedule 1, or at such other address as may have been furnished in writing to the Company by the Investor;

                 7.10 Integration. This Agreement and the documents referred to herein or delivered pursuant hereto or pursuant to such documents, including all exhibits and schedules, contain the entire understanding of the parties with respect to their subject matter and supersede all prior agreements and understandings between the parties with respect to their subject matter.

                 7.11 Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                 7.12 Descriptive Headings. The section and other headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

                 7.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

                 7.14 Understanding Among Investors. The decision of each Investor to purchase Securities pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any statements or opinions as to the Condition of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands to this Series C Convertible Stock Purchase Agreement as of the day and year first above written.

                                     COMPANY:

                                     SEQUOIA SOFTWARE CORPORATION


                                     By:
                                        ---------------------------------
                                         Mark Wesker, President


                                     PURCHASERS:

                                     BAKER COMMUNICATIONS FUND, L.P.
                                     By: Baker Capital Partners, LLC,
                                         General Partner


                                     By:
                                        ---------------------------------
                                         Lawrence Bettino, Manager


                                     DIVINE INTERVENTURES, INC.


                                     By:
                                        ---------------------------------
                                         Andrew J. Filipowski,


                                     ANTHEM CAPITAL, L.P.


                                     By: Anthem Capital Partners, L.P.,
                                         General Partner

                                     By: Anthem Capital Partners, Inc.
                                         General Partner

                                     By:
                                        ---------------------------------
                                        William Gust, Principal


                                              {Signatures Continue on Next Page}

                                           NEPA VENTURE FUND II, L.P.

                                           By:  NEPA II Management Corporation
                                                General Partner

                                           By:
                                              ---------------------------------
                                                    Marc Benson, Vice President


                                           ------------------------------------
                                           RICHARD C. FAINT, JR.


                                           ------------------------------------
                                           KENNETH E. HOMA


APPROVED                                   NELSON BUNKER HUNT TRUST ESTATE
                                                -TRUST B

By:                                        By:
   ---------------------------------          ---------------------------------
   Miro Vranac, Jr.,                       F.C. Vickers, Trustee
   Member Advisory Board

                                           LYDA BUNKER HUNT TRUST -
                                               MARY HUDDLESTON


By:                                        By:
   ---------------------------------          ---------------------------------
   Mary Hunt Huddleston,                        Miro Vranac, Jr., Trustee
   Trustee



                                           ------------------------------------
                                           MARY HUNT HUDDLESTON


                                           FLANDERS LANGUAGE VALLEY
                                           FUND, C.V.A.


                                           By:
                                              ---------------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------

                                           {Signatures Continue on Next Page}

                                           LAMBRO'S L.P.

                                           By:  CJ Capital Management LLC


                                           By:
                                              ---------------------------------
                                               Dennis Kemper
                                               Investment Advisor


                                           SMART TECHNOLOGY VENTURES 2


                                           By:
                                              ---------------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------



                                           ------------------------------------
                                           HARRIS KAPLAN



                                           ------------------------------------
                                           MARGARETHA ZEYEN MANY


                                           JODA ENTERPRISES, LTD.


                                           By:
                                              ---------------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------


                                           ------------------------------------
                                           ANDREW J. FILIPOWSKI


                                           ODYSSEY CAPITAL, LP


                                           By:
                                              ---------------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------


                                           ------------------------------------
                                           JOHN BENDHEIM


                                           {Signatures Continue on Next Page}

                                           JODA ENTERPRISES LTD.

                                           By:
                                              ---------------------------------
                                              David W. Patton
                                              Title: President

                                           {Signatures Continue on Next Page}

                                           SEQ CAPITAL INVESTMENTS

                                           By:
                                              ---------------------------------
                                            Name: Dr. Kourosh Maddahi
                                            Title: General Partner


                                           R. TORBATI FAMILY TRUST DATED 8/15/93


                                           By:
                                              ---------------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------


                                           W. PHILIP WALSH AND EDNA A. WALSH
                                              AS JOINT TENNANTS WITH RIGHT OF
                                              SURVIORSHIP


                                           By:
                                              ---------------------------------
                                              W. Philip Walsh

                                           By:
                                              ---------------------------------
                                              Edna A. Walsh


                                           ------------------------------------
                                           THOMAS BARRY


                                           ------------------------------------
                                           CILLIAN S. O'BRADAIGH


                                           ------------------------------------
                                           JOHN WHITIER MASON


                                           ------------------------------------
                                           BRIAN WADE


                                           ------------------------------------
                                           LINNEA CONRAD


                                   {Signatures Continue on Next Page}


                                TABLE OF CONTENTS

SECTION                                                                                                        PAGE
1.       Purchase and Sale of Convertible Preferred Stock and Warrants............................................1
         1.1      Sale and Issuance of Convertible Preferred Stock and Warrants...................................1
         1.2      Closing.........................................................................................2

2.       Representations and Warranties of the Company............................................................2
         2.1      Organization, Good Standing and Qualification...................................................2
         2.2      Capitalization..................................................................................2
         2.3      Authority; Execution and Delivery; Requisite Consents, Nonviolation.............................4
         2.4      Subsidiaries....................................................................................5
         2.5      The Company Financial Information...............................................................5
         2.6      Certain Changes or Events.......................................................................5
         2.7      Title to Assets.................................................................................6
         2.8      Contracts.......................................................................................6
         2.9      Intellectual Property...........................................................................8
         2.10     Insurance......................................................................................10
         2.11     Labor Union Activities; Employee Relations.....................................................11
         2.12     ERISA..........................................................................................11
         2.13     Litigation.....................................................................................12
         2.14     Compliance with Laws; Permits..................................................................13
         2.15     Taxes..........................................................................................13
         2.16     Books and Records..............................................................................14
         2.17     Environmental Matters..........................................................................14
         2.18     Transactions with Affiliates...................................................................14
         2.19     Registration Rights............................................................................15
         2.20     No Brokers or Finders..........................................................................15
         2.21     Investment Company Act.........................................................................15
         2.22     Use of Proceeds................................................................................15
         2.23     Business Plan..................................................................................15
         2.24     Employee Non-Disclosure and Proprietary Information and Inventions Agreements..................15
         2.25     Real Property Holding Corporation..............................................................16
         2.27     Disclosure.....................................................................................16

3.       Representations and Warranties of the Investors.........................................................17
         3.1      Organization...................................................................................17
         3.2      Authorization..................................................................................17
         3.3      No Intended Resale.............................................................................17
         3.4      Due Diligence..................................................................................17
         3.5      Accredited Investor............................................................................17



4.       Conditions of Investors' Obligations at Closing.........................................................17
         4.1      Representations and Warranties.................................................................17
         4.2      Performance....................................................................................18
         4.3      Sale of Securities.............................................................................18
         4.4      Stock Certificates, etc........................................................................18
         4.5      Consents.......................................................................................18
         4.6      No Litigation..................................................................................18
         4.7      Opinion of Counsel.............................................................................18
         4.8      Compliance Certificate.........................................................................18
         4.9      Directors......................................................................................18
         4.10     Related Documents..............................................................................19
         4.11     Satisfactory Completion of Due Diligence; Etc..................................................19
         4.12     Certificates and Documents.....................................................................19
         4.13     Payment of Expenses............................................................................19
         4.14     Proceedings and Documents......................................................................19

5.       Conditions of the Company's Obligations at Closing......................................................20
         5.1      Representations and Warranties.................................................................20
         5.2      Payment of Purchase Price......................................................................20
         5.3      No Litigation..................................................................................20
         5.4      Related Documents..............................................................................20

6.       Certain Post-Closing Covenants of the Company...........................................................20
         6.1      Annual Meetings................................................................................20
         6.2      Exemption from Investment Company Act; FIRPTA..................................................20
         6.3      Accounting and Reserves........................................................................20
         6.4      Payment of Taxes and Claims....................................................................20
         6.5      Satisfaction of Judgments......................................................................21
         6.6      Payment of Indebtedness........................................................................21
         6.7      Insurance......................................................................................21
         6.8      Maintenance of Corporate Existence.............................................................22
         6.9      Availability of Conversion Stock and Preferred Stock for Conversion and Exercise of Warrants...22
         6.10     Indebtedness...................................................................................22
         6.11     Business Activities............................................................................23
         6.12     Transactions with Affiliates...................................................................23
         6.13     Governing Instruments..........................................................................23
         6.15     Employee Non-Disclosure and Proprietary Information and Inventions Agreements..................23
         6.16     Employment Agreements..........................................................................24

7.       Miscellaneous...........................................................................................24
         7.1      Expenses.......................................................................................24
         7.2      Publicity......................................................................................24
         7.3      Indemnification................................................................................24



         7.4      Survival.......................................................................................25
         7.5      Assignment.....................................................................................25
         7.6      Amendment; Waiver..............................................................................25
         7.7      APPLICABLE LAW.................................................................................26
         7.8      JUDICIAL PROCEEDINGS...........................................................................26
         7.9      Notices........................................................................................26
         7.10     Integration....................................................................................27
         7.11     Severability...................................................................................27
         7.12     Descriptive Headings...........................................................................27
         7.13     Counterparts...................................................................................27
         7.14     Understanding Among Investors..................................................................27


                                  EXHIBIT LIST

Exhibit A - Certificate

Exhibit B - Warrant

Exhibit C - Investor Rights Agreement

Exhibit D - Stockholders Agreement

Exhibit E - Registration Rights Agreement

Exhibit F  - By-Laws

Exhibit G - Unaudited Financial Statements

Exhibit H - Broker Agreement

Exhibit I - Non-Disclosure and Proprietary Information and Inventions Agreement

Exhibit J - Opinion of Counsel

                                  SCHEDULE LIST

Schedule 1  - Investors, Securities and Consideration

Schedule 2  - Schedule of Exceptions

Schedule 3  - Securityholders

Schedule 4  - Subsidiaries

Schedule 5  - Directors

                               CROSS REFERENCES TO
                              SELECTED DEFINITIONS




Term                                                                      Section Location
----                                                                      ----------------
Actions                                                                   Section 2.13
Affiliate                                                                 Section 2.6
Audited Financials                                                        Section 2.5
Agreement                                                                 Prefatory Language
Baker                                                                     Prefatory Language
Business Plan                                                             Section 2.23
By-Laws                                                                   Section 2.3
Certificate                                                               Section 1.1(a)(i)
Clipper Investors                                                         Prefatory Language
Closing                                                                   Section 1.2
Code                                                                      Section 2.12
Common Share Equivalents                                                  Section 8.6
Common Stock                                                              Section 1.1(a)(i)
Companies                                                                 Section 2.1
Company                                                                   Prefatory Language
Condition                                                                 Section 2.1
Consulting Agreement                                                      Section 5.16
Contracts                                                                 Section 2.8
Conversion Stock                                                          Section 1.1(b)
Convertible Notes                                                         Section 2.22
Disinterested Director                                                    Section 7.15
Environmental Laws                                                        Section 2.17
ERISA                                                                     Section 2.12
ERISA Affiliate                                                           Section 2.12
Exchange Act                                                              Section 7.19
Financial Statements                                                      Section 2.5
Governmental Authority                                                    Section 2.3
Intellectual Property                                                     Section 2.9
Intellectual Property Licenses                                            Section 2.9
Investment Documents                                                      Section 2.3
Investor Rights Agreement                                                 Section 2.2
Investors                                                                 Prefatory Language
Ireland                                                                   Section 2.1
Laws                                                                      Section 2.14
Liens                                                                     Section 2.7
Order                                                                     Section 2.13
Patents and Applications                                                  Section 2.9(c)
Permit                                                                    Section 2.14
Person                                                                    Section 2.3




Plan                                                                      Section 2.12
Preferred Stock                                                           Section 2.2
Principal Owner                                                           Section 2.8(d)
Radian                                                                    Section 2.1
Related Person                                                            Section 9.2(a)(x)
Registration Rights Agreement                                             Section 2.2
Requisite Investors                                                       Section 8.6
Returns                                                                   Section 2.15
Scheduled Contracts                                                       Section 2.8
Securities                                                                Section 1.1(b)
Securities Act                                                            Section 2.19
Series A Stock                                                            Section 2.2
Series B Stock                                                            Section 2.2
Series C Stock                                                            Section 1.1(a)(i)
Series D Stock                                                            Section 1.1(a)(i)
Stockholders Agreement                                                    Section 1.3(a)
Stock Option Grants                                                       Section 2.2
Subsidiaries                                                              Section 2.1
Taxes                                                                     Section 2.15
Unaudited Financials                                                      Section 2.5
Warrants                                                                  Section 1.1(a)(i)
Year 2000 Compliant                                                       Section 2.26
